UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Address of Principal Executive Offices)

(281) 730-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Nine Energy Service, Inc. (the “Company”) has appointed Guy Sirkes as the Senior Vice President and Chief Financial Officer (principal financial officer) of the Company, effective as of March 31, 2020. Mr. Sirkes succeeds Clinton Roeder in connection with the termination of Mr. Roeder’s employment as the Senior Vice President and Chief Financial Officer on March 31, 2020.

Mr. Sirkes, age 34, has served as Vice President, Strategic Development of the Company since March 2019. Mr. Sirkes was previously an Executive Director with J.P. Morgan’s Oil & Gas Investment Banking group, where he worked from July 2007 through March 2019, spending time in both Houston, Texas and Sydney, Australia. During his time at J.P. Morgan, Mr. Sirkes executed equity, debt and mergers and acquisitions transactions. Mr. Sirkes holds a Bachelor of Arts Degree in Mathematical Economic Analysis from Rice University.

In connection with his appointment, Mr. Sirkes entered into an employment agreement (the “Sirkes Employment Agreement”) with the Company and its subsidiary, Nine Energy Service, LLC (the “Employer”), effective as of March 31, 2020. The Sirkes Employment Agreement provides for a three-year initial term with automatic renewals for additional one-year periods unless either Mr. Sirkes or the Employer gives written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

The Sirkes Employment Agreement provides for an initial annualized base salary of $380,000 and a discretionary annual bonus under the Employer’s annual cash incentive bonus program based on the achievement of certain performance targets established by the Board. The Sirkes Employment Agreement provides for an initial target bonus opportunity of 80% of base salary and initial maximum bonus opportunity of 160% of base salary. In addition, pursuant to the Sirkes Employment Agreement, Mr. Sirkes is eligible to receive annual equity compensation awards pursuant to the Company’s 2011 Stock Incentive Plan (the “Stock Incentive Plan”) on such terms and conditions as determined by the Board or a committee thereof.

The Sirkes Employment Agreement provides that, if Mr. Sirkes is terminated (i) by the Employer without “cause” (as defined in the Sirkes Employment Agreement), including upon the expiration of the then-existing initial term or renewal term, as applicable, as a result of the Employer’s non-renewal of the term of the Sirkes Employment Agreement, or (ii) by Mr. Sirkes for “good reason” (as defined in the Sirkes Employment Agreement) (each, a “Qualifying Termination”), then, provided that Mr. Sirkes timely executes and does not revoke a release in a form acceptable to the Employer and abides by the restrictive covenants included in the Sirkes Employment Agreement, Mr. Sirkes will be eligible to receive:

•

a severance payment in an aggregate amount equal to Mr. Sirkes’ severance multiple of one multiplied by the sum of: (x) Mr. Sirkes’ base salary for the year in which such termination occurs and (y) his then-current target annual bonus, payable in 12 substantially equal installments;

•	a prorated annual bonus for the year in which such Qualifying Termination occurs, subject to achievement of the applicable performance criteria;

•

if Mr. Sirkes elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), monthly reimbursement for the amount paid by Mr. Sirkes to continue such coverage for up to 18 months following the date of such Qualifying Termination; and

•

accelerated vesting of all outstanding time-based equity awards held by Mr. Sirkes on the date of such Qualifying Termination (equity awards subject to performance requirements will remain subject to the terms and conditions set forth in the applicable award agreement).

In the event Mr. Sirkes experiences a Qualifying Termination within the 24-month period immediately following a “corporate change” (as defined in the Stock Incentive Plan), then Mr. Sirkes will be eligible to receive the payments and benefits described above, except that: (i) his severance multiple will be increased from one to two; and (ii) all outstanding equity awards held by Mr. Sirkes on the date of such Qualifying Termination will become immediately fully vested (determined based on target performance for awards then subject to performance requirements).

The Sirkes Employment Agreement contains certain restrictive covenants, including non-solicitation and non-competition provisions, which are generally intended to apply during the term of Mr. Sirkes’ employment and for the one-year period following the termination of such employment.

In connection with his appointment, the Company and Mr. Sirkes entered into an indemnification agreement which requires the Company to indemnify him to the fullest extent permitted under Delaware law against liability that may arise by reason of his service as an officer, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There are no family relationships between Mr. Sirkes and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and Mr. Sirkes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Sirkes and any other persons pursuant to which he was selected as Senior Vice President and Chief Financial Officer.

On March 31, 2020, the Employer entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) with Clinton Roeder in connection with the termination of his employment as the Senior Vice President and Chief Financial Officer (principal financial officer), effective as of March 31, 2020 (the “Separation Date”). The Company also entered into the Separation Agreement for limited purposes. Mr. Roeder may revoke the Separation Agreement within a period of seven days after he signs it, after which time if not revoked, the Separation Agreement will become effective.

The Separation Agreement provides for the payment of certain severance payments and benefits to Mr. Roeder in accordance with his amended and restated employment agreement (the “Roeder Employment Agreement”) entered into as of November 20, 2018 with the Employer and the Company. In accordance with the terms of the Roeder Employment Agreement, the Separation Agreement provides that Mr. Roeder will be entitled to receive: (i) a severance payment in an aggregate amount equal to $684,000, which is payable over the 12-month period following the Separation Date; (ii) if Mr. Roeder elects to continue coverage for himself and his spouse and eligible dependents under the Employer’s group health plan pursuant to COBRA, monthly reimbursement of the amount Mr. Roeder pays to effect and continue such coverage until the earlier of the date he is no longer eligible for COBRA coverage, the date he becomes eligible to receive such coverage under another employer’s group medical plan or 18 months following the Separation Date; and (iii) subject to the achievement of the level of performance necessary for participants in the Employer’s annual cash incentive bonus program to receive cash bonuses with respect to the 2020 calendar year, a prorated annual bonus for the 2020 calendar year, payable on the date that annual bonuses are paid to other participants in the annual cash incentive bonus program. With respect to the outstanding equity compensation awards granted to Mr. Roeder that remain unvested as of the Separation Date (collectively, the “Outstanding Equity Awards”), the Separation Agreement provides that (a) Outstanding Equity Awards subject to time-based vesting conditions shall immediately vest in full as of the Separation Date; (b) Outstanding Equity Awards subject to performance-based vesting conditions shall remain outstanding and eligible to vest, subject to the terms and conditions of the applicable award agreement pursuant to which such Outstanding Equity Awards were granted, and (c) all outstanding stock options that have become vested as of the Separation Date (determined after giving effect to the foregoing clause (a)) shall remain exercisable through the earlier of the date that is one year after the Separation Date or the original expiration date.

The Separation Agreement includes a customary release of claims by Mr. Roeder in favor of the Company and its affiliates, and Mr. Roeder’s eligibility and entitlement, if any, to each severance payment and benefit described above is subject to the non-revocation of such release of claims. In addition, the Separation Agreement provides that Mr. Roeder shall remain subject to confidentiality and certain other restrictive covenant obligations in the Roeder Employment Agreement.

The foregoing descriptions of the material terms of the Sirkes Employment Agreement and the Separation Agreement are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Sirkes Employment Agreement and the Separation Agreement, which are filed as Exhibits 10.1 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Sirkes as Senior Vice President and Chief Financial Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Guy Sirkes and Nine Energy Service, LLC, dated as of March 31, 2020.

10.2	Indemnification Agreement, dated as of March 31, 2020, by and between the Company and Guy Sirkes.

10.3	Separation Agreement and General Release of Claims by and between Clinton Roeder and Nine Energy Service, Inc., dated as of March 31, 2020.

99.1	Press Release, dated March 31, 2020, titled “Nine Energy Service Announces CFO Transition”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2020

NINE ENERGY SERVICE, INC.

By:	/s/ Theodore R. Moore
Theodore R. Moore
Senior Vice President and General Counsel

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